Attachment A

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

This reorganization involves the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document has been prepared in accordance with foreign accounting standards and may not be comparable to the financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

SUMMARY OF THE RESOLUTIONS PASSED BY THE GENERAL EXTRAORDINARY SHAREHOLDERS’

MEETING OF GRUPO CARSO, S.A.B. DE C.V. HELD ON NOVEMBER 4, 2010

1. SPIN-OFF OF THE COMPANY. THE MEETING RESOLVED TO APPROVE, PURSUANT TO ARTICLE 228 BIS OF THE GENERAL MERCANTILE CORPORATIONS LAW, THE SPIN-OFF OF GRUPO CARSO, S.A.B. DE C.V. (HEREINAFTER “GCARSO” OR THE “SPINNING-OFF COMPANY”) AS THE SPINNING-OFF COMPANY, WHICH, WITHOUT BEING EXTINGUISHED, SHALL TRANSFER IN BULK A PORTION OF ITS ASSETS AND EQUITY TO TWO SPIN-OFF COMPANIES RESULTING FROM THE SPIN-OFF, WHICH SHALL BE NAMED INMUEBLES CARSO, S.A.B. DE C.V. (HEREINAFTER “INMUEBLES CARSO”) AND MINERA FRISCO, S.A.B. DE C.V. (HEREINAFTER “MINERA FRISCO” AND, JOINTLY WITH INMUEBLES CARSO, THE “SPIN-OFF COMPANIES”). IN GENERAL TERMS, THE SPIN-OFF WILL BE CARRIED OUT IN ACCORDANCE WITH THE FOLLOWING:

A) THE SPIN-OFF WILL BE CARRIED OUT BASED ON THE AUDITED FINANCIAL STATEMENTS OF GCARSO AS OF DECEMBER 31, 2009, THE INTERNAL FINANCIAL STATEMENTS OF GCARSO AS OF JUNE 30, 2010, THE PRO FORMA BALANCE SHEET OF GCARSO AS THE SPINNING-OFF COMPANY WITH FIGURES AS OF JUNE 30, 2010, AND THE PRO FORMA BALANCE SHEETS OF THE SPIN-OFF COMPANIES AT THE TIME OF THEIR INCORPORATION, WHICH HAVE BEEN PREPARED BASED ON THE FIGURES FOR GCARSO AS OF JUNE 30, 2010. THE FIGURES OF THE PRO FORMA BALANCE SHEETS WILL BE UPDATED AND ADJUSTED, AS THE CASE MAY BE, TO THE AMOUNTS THAT ACTUALLY RESULT ON THE EFFECTIVE DATE OF THE SPINNING-OFF OF THE CORRESPONDING SPIN-OFF COMPANY.

B) AS A RESULT OF THE SPIN-OFF, AND SUBJECT TO THE SATISFACTION OF THE CONDITIONS AND TERMS PROVIDED FOR THE SPIN-OFF OF GCARSO AND THE SUBSEQUENT INCORPORATION OF THE SPIN-OFF COMPANIES, GCARSO, AS THE SPINNING-OFF COMPANY, WILL TRANSFER:

(I) TO INMUEBLES CARSO, A PORTION OF ITS ASSETS IN THE AMOUNT OF 16,310,077,000.00 PESOS, ROUNDED OFF TO THE NEAREST THOUSAND. FOR THESE PURPOSES, INMUEBLES CARSO SHALL RECEIVE IN TRANSFER (Y) INVESTMENTS IN SHARES OF AFFILIATES AND SUBSIDIARIES WITH A VALUE OF 16,310,027,000.00 PESOS; AND (Z) CASH ON HAND IN THE AMOUNT OF 50,000.00 PESOS.

(II) TO MINERA FRISCO, A PORTION OF ITS ASSETS IN THE AMOUNT OF 3,921,603,000.00 PESOS, ROUNDED OFF TO THE NEAREST THOUSAND. FOR THESE PURPOSES, MINERA FRISCO SHALL RECEIVE IN TRANSFER (Y) INVESTMENTS IN SHARES OF AFFILIATES AND SUBSIDIARIES WITH A VALUE OF 3,921,553,000.00 PESOS; AND (Z) CASH ON HAND IN THE AMOUNT OF 50,000.00 PESOS.

C) GCARSO SHALL CONTINUE TO OPERATE UNDER ITS CURRENT NAME, REGIME AND CORPORATE PURPOSE.

D) UPON TRANSFERRING THE PORTION OF THE ASSETS AND EQUITY THAT GCARSO WILL CONTRIBUTE TO THE SPIN-OFF COMPANIES AS A RESULT OF THE SPIN-OFF, THE AGGREGATE CAPITAL STOCK OF GCARSO WILL BE REDUCED TO 542,798,006.56 PESOS. HOWEVER, SUCH REDUCTION TO THE CAPITAL STOCK WILL NOT RESULT IN THE CANCELLATION OF ANY SHARES SINCE THE CAPITAL STOCK OF GCARSO IS REPRESENTED BY SHARES WITHOUT PAR VALUE. THEREFORE, THE CAPITAL STOCK SHALL CONTINUE TO BE DISTRIBUTED IN ITS CURRENT MANNER. AT THE TIME OF ITS INCORPORATION, INMUEBLES CARSO WILL HAVE A CAPITAL STOCK OF 280,979,488.63 PESOS, WHICH SHALL FULLY CORRESPOND TO THE MINIMUM FIXED CAPITAL AND SHALL BE REPRESENTED BY 2,312,510,500 COMMON, SERIES B-1 SHARES, WITHOUT PAR VALUE, SUBSCRIBED AND PAID IN FULL. FURTHERMORE, AT THE TIME OF ITS INCORPORATION, THE CAPITAL STOCK OF MINERA FRISCO WILL BE 67,558,847.55 PESOS, WHICH SHALL FULLY CORRESPOND TO THE MINIMUM FIXED CAPITAL AND SHALL BE REPRESENTED BY 2,312,510,500 COMMON, SERIES A-1 SHARES, WITHOUT PAR VALUE, SUBSCRIBED AND PAID IN FULL. AT THE TIME OF THEIR INCORPORATION, EACH OF THE SPIN-OFF COMPANIES WILL HAVE THE SAME AMOUNT OF TREASURY SHARES THAT GCARSO HAS IN ITS TREASURY ON THE DATE OF THEIR INCORPORATION. THE FIGURES OF THE TREASURY SHARES TO BE DEPOSITED IN THE TREASURY OF EACH OF THE SPIN-OFF COMPANIES SHALL BE UPDATED AND ADJUSTED, AS THE CASE MAY BE, TO THE AMOUNTS THAT ACTUALLY RESULT ON THE EFFECTIVE DATE OF THE SPINNING-OFF OF THE CORRESPONDING SPIN-OFF COMPANY.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

E) EACH OF THE SPIN-OFF COMPANIES SHALL BE THE UNIVERSAL SUCCESSOR TO THE ASSETS THAT GCARSO TRANSFERS IN BULK AND OF THE PROCEEDS GENERATED AS OF THE EFFECTIVE DATE OF SUCH TRANSFER. EACH SPIN-OFF COMPANY SHALL EXCLUSIVELY ASSUME THE OBLIGATIONS THAT ARE TRANSFERRED BY VIRTUE OF THE SPIN-OFF. IF GCARSO AND/OR ANY OF THE SPIN-OFF COMPANIES BREACHES ANY OF THE OBLIGATIONS UNDERTAKEN BY THEM AS A RESULT OF THE SPIN-OFF, THE PROVISIONS OF ARTICLE 228 BIS, SECTION IV, ITEM D) OF THE GENERAL MERCANTILE CORPORATIONS LAW SHALL APPLY.

F) THE BYLAWS ACCORDING TO WHICH INMUEBLES CARSO AND MINERA FRISCO SHALL BE GOVERNED HAVE BEEN ATTACHED TO THE APPENDIX OF THE MINUTES OF THE AFOREMENTIONED SHAREHOLDERS’ MEETING. FURTHERMORE, THE DIRECTORS AND OFFICERS OF THE BOARDS OF DIRECTORS OF EACH OF INMUEBLES CARSO AND MINERA FRISCO HAVE BEEN APPOINTED AT SUCH MEETING.

G) ONCE THE SPIN-OFF BECOMES EFFECTIVE, EACH OF THE SHAREHOLDERS OF GCARSO WILL INITIALLY HAVE A PORTION OF THE CAPITAL STOCK OF THE SPIN-OFF COMPANIES EQUAL TO THE PORTION OWNED BY THEM IN GCARSO.

H) THE SPIN-OFF RESOLUTION MUST BE FORMALIZED BEFORE A NOTARY PUBLIC AND RECORDED WITH THE PUBLIC REGISTRY OF COMMERCE. ADDITIONALLY, AN EXCERPT OF SAID RESOLUTION MUST BE PUBLISHED IN THE OFFICIAL GAZETTE OF THE FEDERATION AND IN AT LEAST ONE OF THE LARGEST NEWSPAPERS IN THE FEDERAL DISTRICT.

I) GCARSO’S SPIN-OFF SHALL BE SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS PRECEDENT INCLUDING (Y) THAT THE 45 CALENDAR DAY TERM ELAPSES AFTER THE PUBLICATION OF THE EXCERPT OF THE SPIN-OFF RESOLUTION IN THE OFFICIAL GAZETTE OF THE FEDERATION AND IN AT LEAST ONE OF THE LARGEST NEWSPAPERS IN THE FEDERAL DISTRICT, AS WELL AS THE RECORDING OF THE PUBLIC INSTRUMENT WITH THE PUBLIC REGISTRY OF COMMERCE TO FORMALIZE THE SPIN-OFF DEED, WITHOUT THE SPIN-OFF BEING JUDICIALLY CHALLENGED; (Z-I) WITH RESPECT TO MINERA FRISCO, THAT THE RESOLUTION ISSUED BY THE SISTEMA DE ADMINISTRACIÓN TRIBUTARIA FROM THE SECRETARÍA DE HACIENDA Y CRÉDITO PÚBLICO (HEREINAFTER “SAT”) RELATED TO CERTAIN CONSULTATIONS HAS BEEN OBTAINED AND THE FORMALIZATION OF ITS INCORPORATION BEFORE A NOTARY PUBLIC HAS BEEN CARRIED OUT; AND (Z-II) WITH RESPECT TO INMUEBLES CARSO, THAT THE RESOLUTIONS ISSUED BY SAT RELATED TO CERTAIN CONSULTATIONS HAVE BEEN OBTAINED AND THE FORMALIZATION OF ITS INCORPORATION BEFORE A NOTARY PUBLIC HAS BEEN CARRIED OUT. ONCE THESE CONDITIONS ARE MET, THE SPIN-OFF SHALL BECOME EFFECTIVE ON DECEMBER 31, 2010, PRECISELY AFTER THE CONCLUSION OF THE JANUARY 1, 2010 TO DECEMBER 31, 2010 TAX YEAR. IN THE EVENT THAT THE AFOREMENTIONED CONDITIONS ARE SATISFIED AFTER DECEMBER 31, 2010, THE SPIN-OFF SHALL BECOME EFFECTIVE PRECISELY ON THE LAST DAY OF THE CALENDAR MONTH IN WHICH SUCH CONDITIONS ARE MET.

J) THE CONDITIONS AND TERMS TO WHICH THE SPINNING-OFF OF THE MINING BUSINESS AND OF THE REAL-ESTATE BUSINESS, RESPECTIVELY, OF GCARSO ARE SUBJECT MUST BE CONSIDERED FOR ALL PURPOSES AS INDEPENDENT FROM EACH OTHER. THEREFORE, THE SPINNING-OFF OF SUCH BUSINESSES MAY BECOME EFFECTIVE ON DIFFERENT DATES, ON THE SAME DATE, OR ANY ONE OF THEM MAY NOT BECOME EFFECTIVE. CONSEQUENTLY, THE INCORPORATIONS OF THE SPIN-OFF COMPANIES MAY OR MAY NOT COINCIDE AND MAY BE CARRIED OUT (I) SIMULTANEOUSLY, OR (II) SEPARATELY.

2. AMENDMENT OF ARTICLE SIX OF THE BYLAWS. THE AMENDMENT OF ARTICLE SIX OF THE BYLAWS OF GCARSO WAS APPROVED, SUBJECT TO THE EFFECTIVENESS OF THE SPIN-OFF OF GCARSO, MAINLY FOR THE PURPOSE OF REFLECTING THE REDUCTION OF THE MINIMUM FIXED CAPITAL AS A RESULT OF THE SPIN-OFF. ADDITIONALLY, IT WAS CERTIFIED THAT THE REMAINDER OF THE ARTICLES OF THE BYLAWS WERE NOT MODIFIED IN ANY MANNER, AND WILL CONTINUE TO BE IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR CURRENT TERMS.

3. COMPLIANCE WITH TAX OBLIGATIONS. IN ACCORDANCE WITH THE APPLICABLE TAX PROVISIONS, THE MEETING WAS DULY INFORMED ABOUT THE COMPLIANCE BY GCARSO WITH ITS TAX OBLIGATIONS THROUGH THE REPORT ON THE REVIEW OF THE TAX SITUATION OF GCARSO FOR THE YEAR ENDED DECEMBER 31, 2009, ISSUED BY A CERTIFIED PUBLIC ACCOUNTANT REGISTERED WITH THE FEDERAL TAX AUDITING DEPARTMENT.

4. APPOINTMENT OF DELEGATES. MESSRS. CARLOS SLIM DOMIT, PATRICK SLIM DOMIT, GUILLERMO SIMÓN MIGUEL, SERGIO F. MEDINA NORIEGA, QUINTÍN HUMBERTO BOTAS HERNÁNDEZ, ALEJANDRO ARCHUNDIA BECERRA, RAÚL HUMBERTO ZEPEDA RUÍZ, MARCO FRANCISCO FORASTIERI MUÑOZ, EDUARDO DÍAZ DE COSSÍO HERNÁNDEZ AND FRANCISCO JOSÉ PÉREZ ORTEGA, MS. TATIANA SUZETTE TREVIÑO GARCÍA AND MS. JIMENA GONZÁLEZ DE COSSÍO HIGUERA ARE APPOINTED AS SPECIAL DELEGATES WITH GENERAL AUTHORITY TO FORMALIZE AND COMPLY WITH THE RESOLUTIONS ADOPTED BY THE MEETING. SAID PERSONS MAY ACT INDISTINCTLY.